Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is entered into as of November 26, 2024, by and between Karuna Therapeutics, Inc., a Delaware corporation (“Sublandlord”), and Rapport Therapeutics, Inc., a Delaware corporation (“Subtenant”).

RECITALS

WHEREAS, TREA 99 High Street LLC, a Delaware limited liability company (“Master Landlord”), and Sublandlord are parties to that certain Office Lease dated April 23, 2023, as amended by that certain First Amendment to Office Lease, dated May 1, 2024 (collectively, the “Master Lease”) whereby Sublandlord leases from Master Landlord certain premises consisting of the entire rentable square footage of the 20th and 21st floors of the building located at 99 High Street, Boston, Massachusetts 02110 (the “Building”), as more fully described in the Master Lease. The Building consists of approximately 731,204 rentable square feet.

WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Premises consisting of approximately 15,275 rentable square feet on the 21st floor of the Building (the “Sublease Premises”) and Subtenant desires to sublease from Sublandlord the Sublease Premises, illustrated on Exhibit A attached hereto and made a part hereof.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Sublease.
2.
Sublease Term; Intended Use; Conditions Precedent; Early Access. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Sublease Premises, pursuant to the terms and conditions of this Sublease and subject to the Consent defined in Section 4 below. The term of this Sublease (“Sublease Term”) shall commence upon the completion of Sublandlord’s Work, as evidenced by the certificate of occupancy issued by the local jurisdiction, as described in Section 3 below (“Commencement Date”), which is anticipated to be June 1, 2025 (“Target Date”) and shall expire on November 30, 2031 (“Expiration Date”), unless earlier terminated pursuant to the terms of this Sublease. The Commencement Date shall be confirmed by the completion of the Commencement Agreement attached as Exhibit B and made a part hereof. In the event the Sublandlord’s Work has not been completed within one hundred and eighty (180) days following the Target Date, Subtenant shall have the right to terminate this Sublease, without penalty or recourse. Subtenant shall use the Sublease Premises for general office use only (“Intended Use”). Subtenant shall have the non-exclusive right to use in common with other tenants in the Building the Common Areas as defined in Section 18(c) of the Master Lease, the common facilities and the Building Amenities as defined in Section 18(e) of the Master Lease, each on the same terms as the Sublandlord and subject to the rules and regulations provided thereunder. On or before the Commencement Date, Subtenant shall deliver to Sublandlord the Security Deposit defined in Section 6 below. Subtenant shall have early access to the Sublease

Exhibit 10.1

Premises thirty (30) days prior to the Commencement Date to prepare the Sublease Premises for its Intended Use (“Early Access”), provided that (i) Subtenant does not interfere with the Sublandlord’s Work during such Early Access and (ii) Subtenant provides in advance of Early Access certificates of insurance evidencing Subtenant’s compliance with the insurance obligations of this Sublease and the Master Lease. It is expressly understood that Subtenant shall obtain the insurance coverages required of “Tenant” by Section 8 of the Master Lease and name Master Landlord, its agents and Sublandlord as additional insureds. Notwithstanding the foregoing or anything otherwise provided elsewhere herein, excess coverage afforded pursuant to an Umbrella form with a per occurrence limit of at least $3,000,000 shall satisfy Subtenant’s obligation to maintain Excess coverage pursuant to Section 8(e)(i) of the Master Lease.

3.
Sublandlord’s Work; Acceptance of Sublease Premises. Sublandlord shall, at Sublandlord’s sole cost and expense, cause the interior design and space configuration for the Sublease Premises and completion of the initial improvements to the Sublease Premises as a “turnkey” build-out for the Intended Use, incorporating Subtenant’s requirements and specifications, and shall provide furniture, fixtures and equipment (“FF&E”), all as shown on the space plan attached hereto as Exhibit A and as set forth in Exhibit C attached hereto and made a part hereof (“Sublandlord’s Work”). Sublandlord shall deliver the Sublease Premises as of the Commencement Date with the Sublandlord’s Work completed and all HVAC, electrical, plumbing and life safety systems in good working order and condition, subject only to “Punchlist” items from Sublandlord’s Work. Subtenant and Sublandlord shall complete a walk-through of the Sublease Premises on a mutually agreed upon date within thirty (30) days following the Commencement Date. Subtenant shall be deemed to have accepted the Sublease Premises as of the Commencement Date, with no representation or warranty by Sublandlord as to the condition of the Sublease Premises, except as provided hereunder. “Punchlist” items shall mean items that are minor in nature and are such that neither the deficiencies nor the work associated with completing or correcting the same (a) prevents or delays a certificate of occupancy for the Sublease Premises from being obtained for Subtenant, (b) prevents or delays Subtenant from preparing the Sublease Premises for business, or (c) materially impacts Subtenant’s ability to conduct business in the Sublease Premises. Sublandlord shall exercise commercially reasonable effort to complete the Punchlist within thirty (30) days following receipt from Subtenant.
4.
Master Landlord’s Consent Required. Notwithstanding full execution of this Sublease by the parties, this Sublease shall not become effective or binding upon either party until the date Master Landlord’s written consent to this Sublease (the “Consent”) in form reasonably acceptable to Sublandlord and Subtenant is delivered fully executed to Sublandlord and Subtenant. Sublandlord shall use good faith efforts to obtain the Consent in accordance with the Master Lease provisions and Subtenant shall cooperate with Sublandlord in its efforts. Subtenant agrees promptly to provide any financial or other information reasonably requested by Master Landlord pursuant to the Master Lease. Subtenant waives any claim against Master Landlord or Sublandlord arising out of any failure or refusal by Master Landlord to grant Consent. If the Consent is not obtained on or before the thirtieth (30th) day after full execution of this Sublease, either party shall have the right to terminate this Sublease upon written notice to the other party, given at any time

Exhibit 10.1

before the Master Landlord’s written consent hereto and thereto has been secured, without penalty or liability, in which event neither party shall have any rights or obligations hereunder.

5.
Rent. Sublandlord shall be responsible for the timely payment of rent under the Master Lease during the Sublease Term. Subtenant shall pay to Sublandlord the following as Sublease Rent hereunder:

A Sublease Base Rent. Commencing on that date which is five (5) months following the Commencement Date (“Rent Commencement Date”) and continuing for the remainder of the Sublease Term, Subtenant shall pay to Sublandlord, as sublease rent (“Base Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance annual rent of Fifty Three Dollars ($53) per rentable square foot of the Sublease Premises, payable in twelve equal amounts on the first day of each month. Sublease Base Rent shall increase by two percent (2%) annually, with the first escalation occurring on the first anniversary of the Rent Commencement Date. Base Rent for any partial month during the Term shall be prorated based on the actual number of days in such month. The parties agree that the Sublease Premises consist of 15,275 rentable square feet, and that such figure is not subject to remeasurement or modification by Sublandlord or Subtenant.

B.
Additional Rent. In addition to the Base Rent provided for in Section 5.A above, Subtenant shall pay, during the Sublease Term, its share of Operating Expenses (defined under Section 3(d) of the Master Lease), and Real Estate Taxes (defined under Section 3(e) of the Master Lease) in excess of the Base Operating Expenses and Base Real Estate Taxes (each as defined below), respectively, as Additional Rent with respect to the Sublease Premises, based on the ratio of the Sublease Premises to the entire Building, which as of the Commencement Date shall be 2.09% (“Subtenant’s Share”). Additional Rent for any partial month or partial year during the Term shall be prorated. Operating Expenses shall exclude costs and expenses incurred (i) to comply with laws enacted prior to or as of the Commencement Date (including those relating to ADA, CFC’s and Building Façade) and (ii) in connection with the installation, operation and maintenance of any specialty service in the Building including the building garage, lunch, athletic, health clubs, food service facilities, and conference center for the Building, and the items listed under Section 3(d) of the Master Lease. All adjustments of rent, costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Sublandlord pursuant to this Sublease shall be deemed Additional Rent, and in the event of nonpayment, Sublandlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Base Rent reserved hereunder. In addition, Subtenant shall pay to Sublandlord in each case within ten (10) business days after notice and demand, any other payments for which Sublandlord shall become responsible to Master Landlord under the Master Lease arising (i) by reason of Subtenant’s request for extraordinary services or utilities from Master Landlord, (ii) by reason of any act of Subtenant, and (iii) any other request made by Subtenant (but specifically excluding those related to Sublandlord’s Work), including without being limited to, reasonable payments accruing as a result of any request for consent in connection with the preparation of or building improvement alterations undertaken by Subtenant, or (iv) as a result of Subtenant’s default hereunder or by such default causing Sublandlord to be in default under the Master Lease (“Other Charges”). Subtenant

Exhibit 10.1

covenants to pay the Additional Rent when due, and in lawful money of the United States, in the manner set forth hereunder. Any delay by Sublandlord in billing any sum set forth in this Sublease shall not constitute a waiver of or in any way impair Subtenant’s obligation to pay the same in accordance with the terms of this Sublease. Subtenant shall have the same rights afforded to Sublandlord under the Master Lease to review the Master Landlord’s documentation and records maintained for Operating Expenses and Real Estate Taxes, recognizing the Master Landlord is responsible to maintain such documents and records, which may be provided by Master Landlord in electronic format. If the review reveals that Subtenant has overpaid its share of Operating Expenses and/or Real Estate Taxes, the parties shall adjust such charges accordingly.

C.
Base Year. For purposes of this Sublease, “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year 2025 (i.e., January 1, 2025 – December 31, 2025). The term “Base Real Estate Taxes” shall mean all Real Estate Taxes incurred or payable by Landlord during the fiscal year 2026 (i.e., July 1, 2025 – June 30, 2026). If Operating Expenses for any calendar year during the Sublease Term exceed the Base Operating Expenses, Subtenant shall pay to Sublandlord, concurrent with each installment of Base Rent as Additional Rent (together with all other amounts payable under this Sublease) an amount equal to one-twelfth of Subtenant’s Share of Sublandlord’s reasonable estimate of such excess. If Real Estate Taxes for any calendar year during the Sublease Term exceed the Base Real Estate Taxes, Subtenant shall pay to Sublandlord as Additional Rent an amount equal to Subtenant’s Share of such excess. Sublandlord shall furnish a statement setting forth the actual Operating Expenses and/or Real Estate Taxes, as applicable, for such year as soon as reasonably practicable following receipt of any such statement from the Master Landlord. If Subtenant’s payments are less than the Subtenant’s Share of the amount by which actual Operating Expenses and/or Real Estate Taxes exceed the Base Operating Expenses and/or the Base Real Estate Taxes, respectively, Subtenant shall make such payment necessary to adjust Subtenant’s estimated payments to the amount actually due within thirty (30) days of its receipt of such statement. If Subtenant’s payments are greater than the amount by which Subtenant’s Share of the actual Additional Rent and/or Real Estate Taxes exceeds Subtenant’s Share of the Base Operating Expenses or Base Real Estate Taxes then the excess paid will be applied as a credit to the next monthly payment when due (or, if no additional amounts are due, refunded to Subtenant within thirty (30) days after the end of the Sublease Term). The parties’ obligations with respect to Base Operating Expenses and Base Real Estate Taxes incurred during the Sublease Term shall survive termination of this Sublease.
D.
Utilities; Other Charges. Sublandlord shall cause the electricity for the Sublease Premises to be separately metered. Subtenant shall pay directly for its electricity consumption measured by the meters for the Sublease Premises, and shall pay for its share of all other utilities by means of its payment of its share of Operating Expenses. To the extent electricity is separately metered, Subtenant shall contract for and pay such utility charges directly to the utility provider. Subtenant shall also pay all other utility charges, costs, or expenses, if any, incurred as a result of Subtenant’s occupancy, as of the Commencement Date (together with utility usage as contemplated by the preceding sentence).
E.
Late Fees. If Subtenant does not pay Sublease Rent within five (5) days of when due, Subtenant will pay Sublandlord a late charge of five percent (5%) of the delinquent sum of Sublease Rent (as reasonable compensation for damages incurred by Sublandlord due to late payment and not as a penalty), and such late payment shall accrue interest at a rate of 12% per annum; provided that such late charge and interest shall not be applicable with respect to the first

Exhibit 10.1

delinquent payment in any twelve (12) month period. Sublandlord shall not be required to provide Subtenant notice of any such missed Sublease Rent payment before being entitled to a late fee and interest.
F.
Sublease Rent Defined. All monetary obligations of Subtenant to Sublandlord under the terms of this Sublease (including, without limitation, Base Rent, Additional Rent, and Other Charges) are deemed to be rent (“Sublease Rent”). Sublease Rent payable for any partial month during the Sublease Term shall be prorated daily based on the actual number of days in such month. All Sublease Rent shall be payable in lawful money of the United States, by ACH or wire transfer initiated by Subtenant, to Sublandlord using the following information:

Exhibit 10.1

Beneficiary Account Name

Beneficiary Address

Beneficiary Bank Name

Beneficiary Bank Address

SWIFT BIC

Beneficiary Account Number

Account Currency

Payment Reference

G.
Target Date; Rent Abatement. In the event Sublandlord’s Work is not complete within one hundred and twenty (120) days following the Target Date, Sublandlord shall provide Subtenant rent abatement equal to one day’s Base Rent for each day beyond the Target Date until the Sublandlord’s Work is complete. Notwithstanding the foregoing, no rent abatement shall be provided, in the event of Force Majeure or if the delay in the completion of Sublandlord’s Work is caused by the Subtenant.
6.
Security Deposit. On or before the Commencement Date, Subtenant shall deposit with Sublandlord the amount of Four Hundred Four Thousand Seven Hundred Eighty-Eight Dollars ($404,788) (“Security Deposit”). On the third (3rd) anniversary of the Commencement Date and provided there has been no event of default by Subtenant under this Sublease, the amount of the Security Deposit shall be reduced to Two Hundred Two Thousand Three Hundred Ninety- Four Dollars ($202,394) and Landlord shall promptly refund the balance to Subtenant. Sublandlord

Exhibit 10.1

shall retain the Security Deposit as security for the performance by Subtenant of all its Sublease obligations. The Security Deposit shall not bear interest and may be commingled with other funds. If Subtenant at any time fails to perform any of its obligations under this Sublease, including, without limitation, its Sublease Rent or other payment obligations or its insurance and indemnity obligations, then Sublandlord, may, at its option, apply the Security Deposit (or any portion) to cure Subtenant's default or to pay for damages caused by Subtenant’s default. If the Sublease has been terminated, Sublandlord may apply the Security Deposit (or any portion) against the damages incurred as a result of Subtenant’s breach. The application of the Security Deposit shall not limit Sublandlord’s remedies for default under the terms of this Sublease. If Sublandlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Sublease, then Subtenant shall restore immediately the amount so used by Sublandlord. Within thirty (30) days after the expiration or earlier termination date of this Sublease, Sublandlord shall refund to Subtenant any unused portion of the Security Deposit after first deducting the amounts, if any, necessary to cure any outstanding default of Subtenant, to pay any outstanding damages for Subtenant’s breach of the Sublease, or to restore the Sublease Premises to the condition to which Subtenant is required to leave the Sublease Premises upon the expiration or termination of the Sublease. Sublandlord shall deliver the unused portion of the Security Deposit to Subtenant’s Notice Address set forth in Section 14 below. If Subtenant’s Notice Address is the address for the Sublease Premises, then Subtenant shall notify Sublandlord in writing of a forwarding address to which Sublandlord should send the Security Deposit. Subtenant may not credit any unused portion of the Security Deposit against Sublease Rent owed under the Sublease. Under no circumstances shall Subtenant be liable for punitive, consequential or special damages under this Sublease and Sublandlord waives any rights it may have to such damages under this Sublease in the event of a breach or default by Subtenant under this Sublease, unless any such claim is imposed on Sublandlord by the Master Landlord to the extent arising out of Subtenant’s acts.

7.
Master Lease.
A.
Sublease Subordinate to Master Lease; Subtenant’s Covenants. A true and correct, but redacted, copy of the Master Lease is attached and incorporated in this Sublease as Exhibit D. All capitalized but undefined terms herein shall have the meanings ascribed in the Master Lease. The parties hereto understand and agree that this Sublease is and shall at all times be subject and subordinate to the Master Lease, all terms, provisions, covenants, stipulations, conditions and agreements of which are hereby incorporated into this Sublease, excepting: (a) those terms and conditions contradicted by the terms and conditions of this Sublease, in which case the terms and conditions of this Sublease shall control as between Sublandlord and Subtenant

(b) definitions in the Master Lease that have different definitions than the same defined terms set forth in this Sublease, in which case the definitions in this Sublease shall control as between Sublandlord and Subtenant; (c) any terms redacted from the copy of the Master Lease attached hereto; and (d) and any rights under the Master Lease which are expressly personal to Sublandlord, as “Tenant” thereunder. References to “Landlord” in the incorporated provisions of the Master Lease shall be deemed references to each of Master Landlord and Sublandlord, except as otherwise expressly set forth in this Sublease. Except as otherwise expressly provided under this Sublease, during the Sublease Term, Subtenant assumes every obligation of Sublandlord, as “Tenant” under

Exhibit 10.1

the Master Lease, for the benefit of Sublandlord and Master Landlord, with respect to the Sublease Premises. For purposes of incorporation of Section 11 of the Master Lease, Sublandlord shall have recapture rights with respect to any transfer (other than Permitted Transfers) of all or any part of the Sublease Premises for substantially all of the remainder of the Sublease Term (with respect to the portion of the Sublease Premises that would be transferred); provided that if Sublandlord elects to exercise such recapture right, Subtenant shall have the right to rescind the requested consent to such transfer, in which case, the request for consent shall be void and this Sublease shall continue in full force and effect. The following provisions in the Master Lease shall not apply to this Sublease: (a) Basic Lease Provisions, and (b) Sections 1, 2, 3(a)-(c), Section 4 (but not to the extent that it applies to the Sublease Premises and Sublandlord’s Work and the process for its completion described herein), Section 5(c), the last sentence of Section 16(a), Sections 19(k), 20, 21, 22, 23 and 24 and Exhibits A-1, B, E, F and G of the Master Lease and Sections 2, 3, 5 and 6 of the First Amendment to the Master Lease. (For the sake of clarification, the term “Alterations”, as used in Sections 3(h) and 4 of the Master Lease, shall be deemed to specifically exclude Sublandlord’s Work.)

B.
Defaults and Remedies. “Event of Default” shall mean a breach or default by Subtenant of any monetary or material nonmonetary obligation under this Sublease (including any incorporated provisions of the Master Lease), in each case where such failure continues beyond any applicable notice and cure period set forth in this Sublease or the Master Lease, if any. If no such notice and cure period is provided in this Sublease, “Event of Default” shall mean a failure of Subtenant to cure any alleged default within the notice and cure period, if any, provided under the Master Lease, and if no such cure period is provided in this Sublease or the Master Lease, then the same shall constitute an Event of Default without the opportunity to cure (provided, however, Subtenant shall have thirty (30) days to cure any default under this Sublease, except in the case of an emergency requiring Subtenant to immediately cure, that is not a default under the Master Lease where no notice and cure period is otherwise specified herein). Any notice and cure periods specified in the Master Lease shall be reduced by three (3) days for all purposes under this Sublease; provided that in no event shall Subtenant have fewer than five (5) business days to cure any non-monetary breach. Notwithstanding anything to the contrary in the Master Lease, Subtenant shall only be entitled to an abatement or relief thereunder (as allocable to Building A) to the extent Sublandlord actually receives such abatement or relief from Master Landlord under the Master Lease.
C.
Consents. Any consent or approval requested from Sublandlord in accordance with this Sublease shall be deemed reasonably withheld if Master Landlord withholds its consent or approval. Any provision in this Sublease setting forth a consent standard applicable to Sublandlord shall prevail over any conflicting provision in the Master Lease; provided, however, that any consent and approvals required to be obtained by Tenant under the Master Lease with respect to the Sublease Premises must be obtained from both the Master Landlord and Sublandlord by Subtenant, and any information required to be submitted by the Tenant under the Master Lease must be provided by the Subtenant to the Master Landlord and Sublandlord.
D.
General. Neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease, (ii) could reasonably be expected to result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such

Exhibit 10.1

obligations (provided Subtenant is not in breach or default hereunder beyond all applicable notice and cure periods)), or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant, respectively (provided that Sublandlord shall have no affirmative obligation to mitigate or control construction-related costs relating to the Subtenant’s Initial Alterations to be constructed by Subtenant and further provided that nothing set forth herein shall be construed to prohibit Subtenant from making any request for extraordinary services or utilities from Master Landlord). Sublandlord shall exercise commercially reasonable effort to enforce its rights under the Master Lease to cause the Master Landlord to maintain the Building in a first class manner as required of Master Landlord under the Master Lease.
E.
Sublandlord Not Responsible for Representations, Warranties, or Covenants of Master Landlord under Master Lease. Notwithstanding anything to the contrary herein, Sublandlord shall not (i) be deemed to have made any representation or warranty made by Master Landlord in any of the provisions of the Master Lease, or (ii) be responsible for Master Landlord covenants or obligations under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall not be obligated (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (iii) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, (iv) to obtain any insurance coverages required of “Landlord” under the Master Lease, or (v) to take any action with respect to the operation, administration or control of the Building or any of the Common Areas that the Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants, or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, further however: (A) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 9.E, and (B) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease.
F.
Quiet Enjoyment. Provided Subtenant is not in default beyond applicable notice and cure periods hereunder and under the Master Lease as it applies to the Sublease Premises, Subtenant shall have the quiet enjoyment of the Sublease Premises during the Sublease Term without interference by Sublandlord or anyone claiming by, through or under Sublandlord,

Exhibit 10.1

subject however to all terms and conditions of this Sublease and the Master Lease as incorporated herein.

G.
Compliance with Master Lease. Sublandlord hereby agrees that it shall not voluntarily surrender the Sublease Premises or terminate the Master Lease (except in accordance with rights reserved to Sublandlord as “Tenant” pursuant to Section 21 of the Master Lease (which would not result in the early termination of the term of this Sublease) and except for any termination rights granted to Sublandlord as a result of a casualty or eminent domain) unless Master Landlord agrees, in a writing reasonably acceptable to Subtenant, to recognize Subtenant’s rights under this Sublease from and after the date of such surrender or termination of the Master Lease. Sublandlord further covenants that it will not breach its obligations or covenants under, or default under, the Master Lease or take any action which could reasonably be expected to result in a termination of the Master Lease by the Master Landlord or otherwise materially adversely affect Sublandlord’s rights to use the Sublease Premises.
8.
Indemnity. Subtenant shall indemnify Sublandlord and Sublandlord’s officers, directors, shareholders, members, partners agents, and employees, and each of their respective employees, partners, officers, directors, agents, representatives, successors and assigns (collectively, “Sublandlord Indemnitees”) against, and hold Sublandlord and Sublandlord Indemnitees harmless from, any and all demands, claims, causes of action, fines, penalties, damages [excluding all consequential or punitive damages, except for any (1) consequential or punitive damages incurred by Master Landlord which may be asserted against Sublandlord, (2) consequential or punitive damages relating to Subtenant’s breach or failure to comply with the Master Lease (either directly or as incorporated herein)], losses, liabilities, judgments, and expenses (including, without limitation, attorneys’ fees and court costs) (collectively, “Claims”) incurred in connection with, or arising from: (a) the use or occupancy of the Sublease Premises by Subtenant or any persons claiming under Subtenant or any occurrence within the Sublease Premises during the Sublease Term, (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Sublease Premises, (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person as it relates to this Sublease or the Sublease Premises, (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant or provision of this Sublease or any law, ordinance, or governmental requirement of any kind, (e) any injury or damage to the person, property or business of Subtenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Sublease Premises, and (f) Subtenant’s failure to comply with the surrender provisions of this Sublease at the expiration or earlier termination of the Sublease Term, except to the extent any of the foregoing in clauses (a) through (f) above results from the negligence or willful misconduct of Sublandlord or any Sublandlord Indemnitees. If any action or proceeding is brought against Sublandlord or any Sublandlord Indemnified Party by reason of such Claim, Subtenant, upon notice from Sublandlord or a Sublandlord Indemnified Party, shall defend the Claim at Subtenant’s expenses with counsel reasonably satisfactory to Sublandlord. Notwithstanding anything to the contrary herein and without limiting the foregoing, each provision of the Master Lease which obligates “Tenant” to

Exhibit 10.1

defend, indemnify or hold harmless the “Landlord” shall be incorporated herein as if Subtenant were the “Tenant” and Sublandlord were the “Landlord” thereunder.

9.
Sublandlord’s Right to Cure Subtenant Default. Upon an Event of Default by Subtenant, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent.
10.
Subtenant Right to Sublease or Assign. Subject to the terms of the Master Lease, Subtenant shall have the right to sublease, assign or otherwise permit occupancy of all or any portion of the Sublease Premises to any related entity, subsidiary, parent company or affiliate of Subtenant, any company in which Subtenant has a controlling interest, or to any successor corporation, whether by merger, consolidation or otherwise or to any person who purchases all or substantially all of Subtenant's assets. In addition, Subtenant shall have the right to sublease or assign all or any portion of the Sublease Premises, subject to first obtaining consent from the Sublandlord and Master Landlord and the terms of the Master Lease, such consent not to be unreasonably withheld, conditioned or delayed. Subtenant may retain fifty percent (50%) of any profits derived from the sublease or an assignment after Subtenant deducts its actual and verifiable costs and expenses, including, but not limited to, construction costs and contributions, brokerage commissions, attorney's fees, other concessions, transactions costs and its unamortized investment in the space.
11.
Parking. From and after the Commencement Date, Subtenant shall have the right to lease three (3) parking spaces in the garage for the Building at prevailing market rates.
12.
Signage. Subject to Master Landlord’s express approval and compliance with the Master Lease and all applicable laws, Subtenant shall have standard signage in the Building directory, and its name and logo on plaque signage at the entrance of the Sublease Premises, Building standard elevator lobby signage on the floor of the Sublease Premises and signage in the main lobby, each to be consistent with other tenants’ Building standard signage and each fabricated and installed at Sublandlord’s sole cost and expense.
13.
Representations and Warranties.
A.
Sublandlord represents and warrants that to Sublandlord’s knowledge:
i.
The redacted copy of the Master Lease delivered by Sublandlord to Subtenant is complete (except for those items redacted) and accurate and the Master Lease is in effect and has not otherwise been amended; and it is duly authorized by the terms of its organizational documents to enter into this Sublease. The person executing this Sublease on behalf of Sublandlord is authorized to do so.
ii.
Sublandlord has neither given nor received a notice of default under the Master Lease nor, to Sublandlord’s actual knowledge, is any default occurring and

Exhibit 10.1

continuing under the Master Lease on the part of Sublandlord or on the part of Master Landlord.

iii.
Sublandlord represents that Sublandlord as of the date of its execution of this Sublease that it has not received written notice from Landlord or any governmental authority of any non-compliance issues with applicable local, county, state and federal laws, orders, and regulation.
iv.
Subject to the Consent, the Sublandlord has the full right and authority to execute and deliver this Sublease.
B.
Subtenant represents and warrants that to Subtenant’s knowledge:
i.
Subtenant is a duly incorporated and an existing entity in the State of Delaware and duly qualified to do business in the Commonwealth of Massachusetts.
ii.
Subtenant has the full right and authority to execute and deliver this Sublease.
iii.
The person executing this Sublease on behalf of Subtenant is authorized to do so.

Exhibit 10.1

14.
Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth below, or such other address as the parties may notify each other from time to time in writing, and shall be: (a) personally delivered, (b) sent by certified or registered mail, postage prepaid, return receipt requested, or (c) sent by a nationally recognized overnight courier service, with charges prepaid and receipt provided therefor. All notices shall be deemed to have been given the earlier of: (i) the date of actual receipt, or (ii) one (1) business day after being properly deposited with a nationally recognized overnight courier service.

If to Sublandlord:

Karuna Therapeutics, Inc. c/o Bristol Myers Squibb 3551 Lawrenceville Road

Princeton, New Jersey 08540

ATTN: Senior Director, Global Real Estate With copy to:

Karuna Therapeutics, Inc. c/o Bristol Myers Squibb 3551 Lawrenceville Road

Princeton, New Jersey 08540 ATTN: Assistant General Counsel

Exhibit 10.1

If to Subtenant:

Prior to the Commencement Date:

Rapport Therapeutics, Inc. 1325 Boylston Street, Suite 401

Boston, Massachusetts 02215 ATTN: Cheryl Gault, COO

After the Commencement Date:

Rapport Therapeutics, Inc. 99 High Street, 21st Floor Boston, Massachusetts 02110 ATTN: Cheryl Gault, COO

15.
Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret, or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.
16.
Brokers. Sublandlord shall pay the broker fees in connection with this Sublease pursuant to the terms of a separate agreement. Jones Lang LaSalle (“JLL”) represents the Sublandlord and the Subtenant pursuant to JLL’s disclosed dual agency. Subtenant hereby indemnifies, protects, defends (with counsel acceptable to Sublandlord) and holds Sublandlord free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, other than JLL, claiming through, under or by reason of the conduct of Subtenant in connection with this Sublease.
17.
Counterparts; Electronic Signatures. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. The parties hereto consent and agree that this Sublease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Sublease using electronic signature technology, by clicking “SIGN”, such party is signing this Sublease electronically, and (2) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
18.
Entire Agreement; Modification. This Sublease, including the Exhibits hereto and incorporation of the Master Lease, contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this

Exhibit 10.1

Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors in interest.

19.
Interpretation; Controlling Law. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant. This Sublease, and the rights and obligations of the parties hereunder, shall be governed by the laws of the Commonwealth of Massachusetts.
20.
No Waiver. One or more waivers of any breach by Sublandlord of any covenant or condition of this Sublease shall not be construed as a waiver of subsequent breach of the same covenant or condition, and the consent or approval by Sublandlord to or for any act by the other requiring consent or approval shall not be deemed to render consent or approval to or for any subsequent similar act. No breach of a covenant or condition of this Sublease shall be deemed waived by Sublandlord, unless such waiver is in writing signed by Sublandlord.
21.
Surrender. Upon the Expiration Date, Subtenant shall surrender the Sublease Premises in an “as-is”, broom clean condition, normal wear and tear excepted, and Subtenant shall have no obligation to remove the Sublandlord’s Work. Notwithstanding the foregoing, upon Subtenant providing Sublandlord at least three (3) months’ notice prior to the Expiration Date, Subtenant shall have the option to purchase the FF&E for Ten Dollars ($10) or to dispose of the FF&E. Any hold-over by Subtenant after the Expiration Date shall be subject to the holdover terms of the Master Lease.
22.
Confidentiality. Sublandlord and Subtenant acknowledge and agree that the contents of the Sublease and any related documents are confidential information, and neither shall disclose such confidential information to any person or entity. Notwithstanding the foregoing, Sublandlord and Subtenant agree each shall have the right to distribute only on a confidential, need-to-know basis copies of, and disclose the contents of, this Sublease and related documents, as required by the Master Landlord, and to Sublandlord’s and Subtenant’s respective employees, agents, representatives, investors, lenders, attorneys, accountants, consultants and prospective assignees or sublessees (including pursuant to a Permitted Transfer), provided that any such person is informed of the confidential nature of the Sublease and any related documents and is bound by or agrees in writing to be bound by confidentiality restrictions at least as restrictive as those contained herein.
23.
Right of First Offer. Subtenant shall have a right of first offer to sublease any and all portions of the Master Lease premises located on the 21st Floor of the Building that was previously subleased by another subtenant but first becomes available for lease after the Commencement Date (the "Expansion Space"), subject to the following terms:
(A)
After the date on which the Expansion Space is to become vacant is known to Sublandlord with reasonable certainty, Sublandlord shall deliver to Subtenant a written notice offering such space to Subtenant (the "Expansion Availability Notice"). Such Expansion

Exhibit 10.1

Availability Notice shall include (1) the date on which the Subtenant may take possession of such Expansion Space, (2) the Base Rent to apply to the Expansion Space, which Base Rent shall be at a per square foot rate which is equal to the rate of Base Rent applicable to the original Sublease Premises for the remainder of the Sublease Term, and (3) any other important terms upon which the Sublandlord is offering the Expansion Space to the Subtenant, provided that the sublease of such space shall be on an “as-is, where-is" basis (provided that Sublandlord shall separately demise such space and make any required related modifications to the systems serving such space) and in accordance with all terms of this Sublease. Sublandlord’s written notice will state that the sublease of the Expansion Space would have the same expiration date as the initial Sublease Premises. Subtenant shall have sixty (60) days after Sublandlord delivers the Expansion Space to improve the Expansion Space before commencement of the sublease term with respect to the Expansion Space; and Base Rent with respect to the Expansion Space shall also be abated in its entirety during such pre-commencement period.

(B)
In order to exercise its rights under this section, Subtenant must give Sublandlord written notice of its election to accept the offer within 15 business days after receiving the Expansion Availability Notice.
(C)
If Subtenant timely accepts the Sublandlord's offer in accordance with subsection (B) above, then Subtenant's leasing of the Expansion Space shall be under all terms of this Sublease for the remainder of the Sublease Term. Furthermore, both Subtenant and Sublandlord shall use good faith efforts to execute a written amendment to this Sublease describing the addition of the Expansion Space to the Sublease Premises and setting forth the foregoing changes to this Sublease within 10 business days after Sublandlord’s submission of the amendment to Subtenant.
(D)
If Subtenant fails to give notice accepting the Sublandlord's offer by the time required above, then Subtenant's right of first offer provided in this section shall be automatically terminated and of no further force or effect, and Sublandlord shall have the right to lease the Expansion Space to any parties and upon any terms it sees fit.

IN WITNESS WHEREOF, the Sublandlord and Subtenant have executed this Sublease as of the day and year shown below.

SUBLANDLORD

Karuna Therapeutics, Inc.,

a Delaware corporation

By:/s/ Bruce Mayer

Name: Bruce Mayer

Title: Senior Director, Global Real Estate

Date: 11/26/2024

Exhibit 10.1

SUBTENANT

Rapport Therapeutics, Inc.,

a Delaware corporation

By: /s/ Abraham N. Ceesay

Name: Abraham N. Ceesay

Title: Chief Executive Officer

Date: 11/26/2024

COMMENCEMENT AGREEMENT

This COMMENCEMENT AGREEMENT (the “Agreement”) is made and entered into as of May 30, 2025, by and between Karuna Therapeutics, Inc., a Delaware corporation (“Sublandlord”) and Rapport Therapeutics, Inc., a Delaware corporation (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Subtenant and Sublandlord entered into that certain Sublease Agreement dated November 26, 2024 (the “Sublease”), for premises comprising approximately 15,275 rentable square feet and located on the 21st Floor at 99 High Street, Boston, Massachusetts 02110; and

WHEREAS, the parties desire to confirm the Commencement Date and set forth the Sublease Base Rent schedule for the Sublease Term.

NOW, THEREFORE, Subtenant and Sublandlord hereby agree as follows:

1.
The definition for “Commencement Date” provided in Section 2 of the Sublease shall be June 1, 2025.

2.
Sublease Base Rent schedule:

	2025	2026	2027	2028	2029	2030	2031
Jan		$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Feb		$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Mar		$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Apr		$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
May		$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Jun	*LCD*	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Jul	-	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Aug	-	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Sep	-	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Oct	-	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Nov	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35	$75,976.08
Dec	$67,464.58	$68,813.88	$70,190.15	$71,593.96	$73,025.83	$74,486.35
Total	$134,929.17	$812,273.58	$828,519.06	$845,089.44	$861,991.22	$879,231.05	$820,839.59

3.
This Agreement may be executed and delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) and shall be deemed to have been duly and validly delivered and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Agreement to be duly executed as of the day and year first above written.

SUBLANDLORD:

KARUNA THERAPEUTICS, INC.

By: /s/ Bruce Mayer

Name: Bruce Mayer

Title: Authorized Signatory Date: 6/3/2025

SUBTENANT:

RAPPORT THERAPEUTICS, INC.

By: /s/ Cheryl Gault

Name: Cheryl Gault

Title: Chief Operating Officer

Date: 6/3/2025